UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

VINCOMPASS CORPORATION
(Name of small business in its charter)

_____________________________________

Wyoming	000-54567
(State or other jurisdiction of incorporation)	(Commission File Number)

6/F, No. 81 Meisha East Road

Kaohsiung, Taiwan 804

Registrant's telephone number:  888-755-9766

______________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01- Change In Control of Registrant

On May 4, 2017, as a result of a private transaction, the control block of voting stock of Vincompass Corporation (the “Company”) represented by 1,000,000 shares of preferred stock [“Shares”] representing an ownership interest of approximately 70% has been obtained by Ms. Ya-Ping Chang from Mr. Peter Lachapelle as a result of a default in a loan agreement dated November 23, 2015 and a breach of a Memorandum of Understanding dated January 6, 2017,  As a result a change of control of the Company has occurred.  The consideration for the shares was a default in the loan agreement.  No consideration was paid in connection with this transfer.

There are no arrangements or understanding among members of the former and new control persons and their associates with respect to the election of Directors of the Company or other matters.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 22, 2017	VINCOMPASS CORPORATION By:/s/ Ya-Ping Chang Name: Ya-Ping Chang Title: CEO